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Gray Cary Ware & Freidenrich




                                                                  Our File No.
                                                                1200217-912200






                                                           May 11, 1995

3Com Corporation
5400 Bayfront Plaza
Santa Clara, California  95052-8145


Gentlemen:

     This opinion is furnished to you in connection with a Registration Statement on Form S-4 and all amendments thereto (the "Registration Statement") filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended, for the registration of 3,073,000 shares of Common Stock (the "Common Stock") of 3Com Corporation (the "Company").


     We have acted as counsel for the Company in connection with the issuance of the shares of Common Stock pursuant to an Agreement and Plan of Reorganization dated as of March 21, 1995, as amended (the "Merger Agreement"), by and among the Company, Anuinui Acquisition Corporation, a California corporation and a wholly-owned subsidiary of the Company, and Primary Access Corporation, a California corporation. We have examined signed copies of the Registration Statement and all exhibits thereto (including, but not limited to, the Merger Agreement), all as filed with the Commission. We have also examined and relied upon the original or copies of minutes of meetings of Board of Directors of the Company, the Articles of Incorporation and the Bylaws of the Company and such other documents as we have deemed material to the opinion set forth below.


     Based upon the foregoing, we are of the opinion that the shares of Common Stock to be issued pursuant to the Merger Agreement are duly authorized by the Company and, when issued in accordance with the terms of the Merger Agreement, will be validly issued, fully paid and non-assessable.

     We hereby consent to the filing of this opinion as part of the Registration Statement and to the use of our name therein and in the related Prospectus.



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Gray Cary Ware & Freidenrich
3Com Corporation
May 11, 1995
Page 2



     This opinion is to be used only in connection with the issuance of the Common Stock while the Registration Statement is in effect.

                                 Very truly yours,



                                 /s/  Gray Cary Ware & Freidenrich

                                 GRAY CARY WARE & FREIDENRICH
                                 A Professional Corporation
























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